SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2004

RESPIRONICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-16723	25-1304989

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Murry Ridge Lane Murrysville, Pennsylvania	15668-8525

(Address of Principal Executive Offices)	(Zip Code)

724-387-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	3
SIGNATURES	4
EXHIBITS	5

Item 1.01 Entry Into a Material Definitive Agreement

On December 29, 2004 the Board of Directors of Respironics, Inc. (“Respironics”) approved the adoption of (i) the Respironics, Inc. 2005 Supplemental Executive Retirement Plan (the “Employee Plan”) and (ii) the Respironics, Inc. 2005 Non-Employee Director Deferred Compensation Plan (the “Director Plan”), which provide for the nonqualified deferral of compensation by executives and directors, respectively. The Employee Plan and the Director Plan are designed to provide the eligible employees and directors the opportunity to defer compensation on and after January 1, 2005. Under the Employee Plan, amounts are generally deferred until the attainment of certain ages, separation from service, death or disability. Under the Director Plan, amounts are generally deferred until separation from service. A copy of the Employee Plan is attached hereto and furnished as Exhibit 10.1 and is incorporated in this report by reference. A copy of the Director Plan is attached hereto and furnished as Exhibit 10.2 and is incorporated in this report by reference.

Exhibits

10.1	Respironics, Inc. 2005 Supplemental Executive Retirement Plan.

10.2	Respironics, Inc. 2005 Non-Employee Director Deferred Compensation Plan.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPIRONICS, INC.
	By:	/s/ Daniel J. Bevevino
Daniel J. Bevevino
Dated: December 29, 2004		Vice President, and Chief Financial and Principal Accounting Officer

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